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                                                                   EXHIBIT 10.19


                                LOCKUP AGREEMENT

         THIS LOCKUP AGREEMENT (the "AGREEMENT") is entered into as of this __ day of January, by and among ____________________ (the "SHAREHOLDER") and Quanta Services, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the Shareholder holds common stock of the Company or securities convertible into or exercisable for common stock of the Company (collectively, "SECURITIES");

         WHEREAS, the Company believes it is in the best interests of its stockholders to establish an orderly trading market for shares of the Company's common stock;

         WHEREAS, the Company desires the Shareholder to refrain selling Securities held by the Shareholder to encourage orderly trading in shares of the Company's common stock;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. LOCKUP OF SECURITIES. The Shareholder agrees, that without the prior written consent of the Company, that, until the earlier of the first anniversary of the date of this Agreement or a Change in Control (as defined in the Company's 1997 Stock Option Plan), the Shareholder will not make or cause any sale of any Securities listed on Exhibit I hereto which, as of the date of this Agreement, the Shareholder owns either of record or beneficially, and which the Shareholder has the power to control the disposition; provided, however, that the Shareholder may, without the Company's prior written consent, (i) sell or otherwise transfer Securities to UtiliCorp United Inc. or any of its wholly-owned subsidiaries, or (ii) make a gift of Securities without consideration to an organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iii) transfer shares to an exchange fund if such transfer does not require the Shareholder to file a Form 144 pursuant to the rules of the Securities and Exchange Commission.

         2. CONSIDERATION FOR LOCKUP. In consideration for the Shareholder agreeing to be bound by the terms of this Agreement, the Company will issue the Shareholder a non-qualified option to purchase shares of the Company's common stock under the Company's 1997 Stock Option Plan for one percent (1%) of that number of shares of common stock equal to the total number of shares of common stock subject to the terms of this Agreement (or deemed subject to this Agreement upon conversion or exercise of Securities held by the Shareholder). The option granted pursuant to this Section 2 shall be exercisable for ten (10) years from the date of grant, shall have an exercise price equal to the closing price for the Company's common stock on the date prior to the date of grant, shall be immediately vested and shall not be cancelable if the


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Shareholder ceases to be employed or otherwise provide services to the Company.
The date of grant shall be the date this grant is ratified by a committee of the Company's board of directors consisting solely of directors who are not employees of the Company and who will not be offered an agreement substantially similar to this Agreement contemporaneously with the date of this Agreement.

         3. FAILURE TO ISSUE OPTION. Should the option required by Section 2 of this Agreement not be issued within 90 days of this Agreement, then this Agreement shall be null and void and of no further force and effect.

         4. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         5. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas applicable to contracts entered into and fully to be performed in the State of Texas by residents of the State of Texas.

         6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8. NOTICES.

                  (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given or made upon (i) the Shareholder at such Shareholder's address set forth on the signature page hereto; and (ii) the Company at Quanta Services, Inc., 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056, attention President and General Counsel.

                  (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by overnight courier, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                  (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be given in accordance with the terms of this Section 8.


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         9. ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

         10. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Shareholder.

         11. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         12. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

         13. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                QUANTA SERVICES, INC.

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:





                                           -----------------------------------
                                           Shareholder

                                   Address:
                                                ------------------------------

                                                ------------------------------

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                                   EXHIBIT I



                     SECURITIES SUBJECT TO LOCKUP AGREEMENT